UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 19, 2012

SI FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Maryland	0-54241	80-0643149
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

803 Main Street, Willimantic, Connecticut 06226
(Address of principal executive offices) (Zip Code)

(860) 423-4581
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective December 19, 2012, the Board of Directors of SI Financial Group, Inc. (the “Company”) amended Article II, Section 16 of the Company’s Bylaws to increase the director age limitation from 72 to 76 years of age.  A copy of the Second Amended and Restated Bylaws is attached hereto as an exhibit and incorporated herein by reference.

Before such amendment, Article II, Section 16 read as follows:

“Section 16.   AGE LIMITATION.

No person seventy two (72) years of age shall be eligible for election, reelection, appointment, or reappointment to the board of the Corporation.  No director shall serve as such beyond the annual meeting of the Corporation following the director becoming age seventy two (72), except that a director having reached seventy two (72) years of age and serving as of the effective date of this bylaw may complete the term as director.  This age limitation does not apply to an advisory director.”

The Board of Directors of Savings Institute Bank and Trust Company (the “Bank”), the Company’s wholly-owned subsidiary, amended the Bank’s Bylaws in a similar manner effective December 19, 2012.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired: Not applicable

(b)	Pro Forma Financial Information: Not applicable

(c)	Shell Company Transactions: Not applicable

(d)	Exhibits

Number	Description

3.2	Second Amended and Restated Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SI FINANCIAL GROUP, INC.

Date: December 19, 2012	By:	/s/ Rheo A. Bouillard
Rheo A. Bouillard
President and Chief Executive Officer